EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

[LOGO]


              WEEKLY COMMENTARY FOR THE WEEK ENDED AUGUST 27, 2004

The Fund sustained losses in a majority of sectors during the past week. Positions in the currencies, stock indices, precious metals and energies experienced the largest setbacks. B Class units in the Grant Park Fund lost an estimated 3.26% on the week leaving them down an estimated 1.38% for the month and an estimated 19.03% lower year-to-date.

Long positions in the energy markets lost ground as prices for crude oil fell to $43.18 per barrel, a decline of $3.54 for the week and more than $5 lower than the previous week's high. Most of the market's attention was focused on the situation in Najaf, Iraq where Shiite fighters had barricaded themselves inside of a mosque while defying the interim Iraqi government. News that the group, which had threatened sabotage to Iraqi pipeline operations, would leave the shrine and turn in their weapons helped to keep downward pressure on crude prices for most of the week. Prices were also pushed lower on comments from Energy Secretary Spencer Abraham who said that releasing strategic oil stocks was more feasible now than it was a year ago. Long positions in heating oil lost ground as prices there were 8.4 cents lower per gallon for the week. Unleaded gas fell 9.5 cents to 1.1709 per gallon hurting long positions there as well. However, short positions in natural gas made profits as prices there fell a little more than 50 cents for the week.

Short positions in the stock indices sustained losses as weakness in the energy markets gave investors the confidence to buy equities. The NASDAQ gained 1.3% for the week and the S&P added 0.9% as the cooling of oil prices suggested that the risk of inflation may have diminished slightly. Analysts reported that weekly trading volume remained light. Short positions overseas also lost ground. The Nikkei in Tokyo rallied 2.94% for the week while the FTSE-100 in London ended the session 2.77% higher.

Short positions in the U.S. dollar were losers this past week. The dollar staged a rally against its foreign counterparts after the University of Michigan reported that its consumer sentiment index for August was 95.9. Although this represented a decline from the July number (96.7) it was still higher than the 94 level that most economists were looking for. The news gave a boost to the idea that the economy is coming out of a period of sluggishness and gave investors reason to believe that the Federal Reserve will raise interest rates when it meets later in September. Long positions in the Australian dollar, New Zealand dollar and the Euro all experienced setbacks. The dollar index was 1.57 lower for the week, dealing losses to short positions there.



              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
Dearborn Capital Management, L.L.C.          Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,              website: www.dearborncapital.com
Chicago, IL 60661                              e-mail: funds@dearborncapital.com


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Lastly, the strength in the U.S. dollar gave way to weakness in the precious metals resulting in losses from long positions there. The gold market, which had been buoyed by safe-haven buying on worries that terrorist attacks might occur in New York during this week's Republican National Convention, fell $10.20 for the week as the dollar strengthened. Longs in the silver market also incurred losses as the December contract fell 27.9 cents for the week to settle at $6.627 per ounce.

























              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
Dearborn Capital Management, L.L.C.          Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,              website: www.dearborncapital.com
Chicago, IL 60661                              e-mail: funds@dearborncapital.com